Exhibit 10.76

NEITHER THIS WARRANT AGREEMENT NOR THE SECURITIES REPRESENTED BY THIS WARRANT AGREEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AGREEMENT AND, UPON ACQUISITION, THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN FORM AND FROM COUNSEL REASONABLY ACCEPTABLE TO CASTLE BRANDS THAT THE TRANSACTION SHALL NOT RESULT IN A VIOLATION OF STATE OR FEDERAL SECURITIES LAWS.

WARRANT AGREEMENT

DATE:	October 22, 2007

PARTIES:	Frost Nevada Investments Trust 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	(“Investor”)

	Castle Brands Inc. 570 Lexington Avenue, 29th Floor New York, New York 10022	(“Castle Brands”)

RECITALS:

1. The Investor is providing a credit facility of up to $5,000,000 pursuant to that certain credit agreement and promissory note (the “Credit Facility”), each dated as of the date hereof.

2. The board of directors of Castle Brands believes that it is in the best interests of Castle Brands to enable the provision of the Credit Facility by offering to the Investor the right to purchase (such right is hereinafter referred to as the “Warrant Rights”) under this Warrant Agreement fifty thousand (50,000) shares of Castle Brands common stock, $.01 par value per share (“Common Stock”).

3. The issuance of the Warrant Rights is a condition to the provision of the Credit Facility by the Investor and is being made in compliance with applicable exemptions from state and federal securities laws.

NOW, THEREFORE, in consideration of Investor’s entry in the definitive documentation which provides the Credit Facility and the benefit therefrom that will inure to Castle Brands, and the mutual agreements contained herein, the parties agree as follows:

SECTION 1   GRANT AND ACCEPTANCE OF WARRANT AGREEMENT

Castle Brands grants and delivers this Warrant Agreement to Investor entitling it and its permitted transferees under Section 4.3 below, subject to the terms and conditions set forth in this Warrant Agreement, to purchase from the date of this Warrant Agreement to March 31, 2012 (the “Expiration Date”), Fifty Thousand (50,000) shares of Castle Brands Common Stock at the purchase price of U.S. $4.00 per share (subject to adjustment as hereafter provided), upon presentation of this Warrant Agreement and payment of the purchase price in cash, certified check or bank draft payable to Castle Brands or other form of payment acceptable to Castle Brands at the office of Castle Brands at the address indicated above. Investor accepts and agrees to the terms and conditions of this Warrant Agreement.

SECTION 2   DURATION AND EXERCISE OF WARRANT AGREEMENT

2.1  Term. This Warrant Agreement shall become void unless it is exercised and payment of the purchase price is made prior to the Expiration Date.

2.2  Exercise of Warrant Agreement. This Warrant Agreement may be exercised during its exercise period by Investor, and at its option, as to the whole at any time or in part from time to time. If this Warrant Agreement is exercised for less than the maximum number of shares of Common Stock purchasable upon the exercise hereof, Castle Brands shall issue to Investor a new warrant agreement of like tenor and date representing the right to purchase a number of shares of Common Stock equal to the difference between the number of shares purchasable upon full exercise of this Warrant Agreement and the number of shares that were purchased upon the exercise of this Warrant Agreement. To be exercised, this Warrant Agreement must be surrendered by Investor for cancellation at the office of Castle Brands accompanied with written instructions as to the number of shares to be purchased and the payment of the purchase price.

2.3  Investment Interest. Unless the shares to be acquired hereunder have been registered under applicable securities laws and a representation for investment intent is not needed to comply with the securities laws, if required by Castle Brands at the time of any exercise of this Warrant Agreement, as a condition to such exercise, Investor shall enter into an agreement with Castle Brands in form reasonably satisfactory to counsel for Castle Brands by which Investor (1) shall represent that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the shares are being acquired for Investor’s own account for investment and not with a view to, or for sale in connection with, any resale or distribution of such shares, and (2) shall agree that, if Investor should decide to sell, transfer, or otherwise dispose of any of such shares, Investor may do so only in accordance with this Warrant Agreement and applicable securities laws.

2.4  Conversion Notice. The Warrant Agreement may be exercised by Investor, at any time or from time to time, prior to the Expiration Date, on any business day by delivering a written notice of the exercise of this Warrant Agreement (the “Conversion Notice”) to Castle Brands at its principal office specifying (i) the total number of shares Investor will purchase pursuant to such conversion and (ii) a place and date not less than five nor more than 30 days from the date of the Conversion Notice for the closing of such purchase.

SECTION 3   COVENANTS OF CASTLE BRANDS

3.1  Reservation of Stock. Castle Brands covenants that, while this Warrant Agreement is exercisable, it shall reserve a sufficient number of shares to provide for the delivery of shares pursuant to the exercise of this Warrant Agreement.

3.2  Validly Issued Stock. Castle Brands covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant Agreement shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

3.3  Due Authorization. Castle Brands covenants that all acts and things necessary have been done and performed to make this Warrant Agreement, when executed on behalf of Castle Brands, the valid, binding and legal obligation of Castle Brands and to authorize the execution and delivery of this Warrant Agreement, and Castle Brands covenants that all acts and things necessary will have been done and performed prior to the issuance of the shares of Common Stock purchasable under this Warrant Agreement to make such issuance a duly authorized, valid and legal act of Castle Brands.

SECTION 4   RESTRICTIONS ON TRANSFERABILITY

4.1  Transfer Restrictions. Unless and until registered or an exemption is available from such registration, this Warrant Agreement, the Warrant Rights, the shares of Common Stock purchased upon exercise of this Warrant Agreement (“Purchased Shares”) and purchasable upon exercise of this Warrant Agreement (“Underlying Shares”) shall not be sold, assigned, transferred or pledged except upon the conditions specified in Section 4 of this Warrant Agreement, which conditions are intended to ensure compliance with the provisions of the applicable federal and state securities laws.

4.2  Securities Compliance. Investor represents that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act and acquiring the Warrant Rights and the Underlying Shares for its own account for investment, and not with the view to, or for resale in connection with, any distribution thereof. Investor understands that the Warrant Rights and the Underlying Shares have not been registered under the Securities Act or any applicable state securities laws by reason of specific exemptions from the registration provisions of those securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representation herein. Investor acknowledges that this Warrant Agreement, the Purchased Shares and the Underlying Shares must be held indefinitely, unless subsequently registered under the Securities Act or unless an exemption from registration is available.

4.3  Transferees Bound By This Warrant Agreement. Notwithstanding anything else to the contrary stated in this Warrant Agreement, no transfer of the Warrant Agreement or the Warrant Rights shall be made unless the transferee executes a counterpart copy of this Warrant Agreement, as amended, pursuant to which the transferee agrees to be bound by the provisions of this Warrant Agreement, as amended; provided, however, that this Section 4.3 shall not apply to the extent that either the Underlying Shares or the Purchased Shares are registered under applicable securities laws.

4.4  Notice of Proposed Transfers. Prior to any proposed sale, assignment, transfer or pledge of this Warrant Agreement, Underlying Shares or Purchased Shares, unless there is in effect a registration statement under the Securities Act, covering the proposed transfer, Investor shall give written notice to Castle Brands of its intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if Castle Brands reasonably so requests, shall be accompanied at Investor’s expense by either (i) a written opinion of legal counsel in form and from counsel reasonably acceptable to Castle Brands which states that the proposed transfer of this Warrant Agreement, Underlying Shares or Purchased Shares may be effected without registration under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Warrant Agreement, Underlying Shares or Purchased Shares shall be entitled to transfer such Warrant Agreement, Underlying Shares or Purchased Shares in accordance with the terms of the notice delivered by Investor to Castle Brands. Each certificate evidencing the Purchased Shares transferred as above provided shall bear the appropriate restrictive legends set forth in this Warrant Agreement, except that such certificate shall not bear such restrictive legends if, in the opinion of counsel for Castle Brands, such legends are not required in order to establish compliance with any provisions of the Securities Act.

4.5  Restrictive Legends. Each certificate representing the Purchased Shares and any other securities issued in respect of the Purchased Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event unless the same are registered prior to exercise of this Warrant Agreement, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN FORM AND FROM COUNSEL REASONABLY ACCEPTABLE TO CASTLE BRANDS THAT THE TRANSACTION SHALL NOT RESULT IN A VIOLATION OF STATE OR FEDERAL SECURITIES LAWS.

Investor consents to Castle Brands making a notation on its records and giving instructions to any transfer agent of the Purchased Shares in order to implement the restrictions on transfer established in this Warrant Agreement.

4.6  Modification of this Section. If a registration statement under the Securities Act is hereafter filed with respect to this Warrant Agreement, Purchased Shares or the Underlying Shares, the provisions in this Warrant Agreement that would otherwise be required by this Section 4 shall be appropriately modified or eliminated.

4.7  Otherwise Transferable. Subject to the transfer conditions set forth in this Section 4, this Warrant Agreement and the Warrant Rights, the Underlying Shares or Purchased Shares are transferable, in whole or in part, without charge to Investor, upon surrender of this Warrant at the principal office of Castle Brands.

SECTION 5   ANTI-DILUTION ADJUSTMENTS

5.1  Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the Warrant Rights granted under this Warrant Agreement, the purchase price of each Underlying Share (the “Exercise Price”) shall be subject to adjustment from time to time as provided in this Section 5, and the number of shares obtainable upon exercise of this Warrant Agreement shall be subject to adjustment from time to time as provided in this Section 5.

5.2  Subdivision or Combination of Shares. If Castle Brands at any time subdivides (by any stock split or recapitalization) one or more classes of its outstanding shares of its Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Underlying Shares obtainable upon exercise of this Warrant shall be proportionately increased. If Castle Brands at any time combines (by reverse stock split or otherwise) its outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Underlying Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

5.3  Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Castle Brands’s assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, Castle Brands shall make appropriate provision (in form and substance satisfactory to Investor) to insure that Investor shall thereafter have the right, in lieu of or in addition to (as the case may be) the Underlying Shares immediately theretofore acquirable upon the exercise of this Warrant Agreement, to receive such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable upon exercise of this Warrant Agreement had such Organic Change not taken place. In any such case, Castle Brands shall make appropriate provision (in form and substance satisfactory to Investor) with respect to Investor’s rights and interests to insure that the provisions of this Section 5 shall thereafter be applicable to this Warrant Agreement (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than Castle Brands, an immediate adjustment of the Exercise Price to the value for the shares reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Underlying Shares acquirable and receivable upon exercise of this Warrant Agreement, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale).

5.4  Notices.

(i)  Immediately upon any adjustment of the Exercise Price, Castle Brands shall give written notice thereof to Investor, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)  Castle Brands shall give written notice to Investor at least 20 days prior to the date on which Castle Brands closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any pro rata subscription offer to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii)  Castle Brands shall also give written notice to Investor at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

SECTION 6   LIMITED REGISTRATION RIGHTS

6.1  Limited Registration Rights.

6.1.1  None of this Warrant Agreement, the Purchased Shares or the Underlying Shares has been registered under the securities laws of any jurisdiction.

6.1.2  Except as specifically provided for in Section 6.1 of this Warrant Agreement, Castle Brands is not obligated to register the Warrant Agreement, the Purchased Shares or the Underlying Shares.

6.1.3  If Castle Brands shall determine to register any of its shares of Stock, either for its own account or the account of a holder (as hereinafter defined) other than (x) a registration relating solely to employee benefit plans or (y) a registration relating solely to a Commission Rule 145 transaction, Castle Brands will:

(i)  promptly give to Investor written notice thereof; and

(ii)  include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Purchased Shares and Underlying Shares (not previously disposed of) specified in a written request or requests made within 30 days after receipt of such written notice from Castle Brands by any Investor (“Registrable Securities”).

6.1.4  Underwriting. If the registration of which Castle Brands gives notice is for a registered public offering involving an underwriting, Castle Brands shall so advise Investor as a part of the written notice given pursuant to this Section 6.1. In such event, the right of Investor to registration pursuant to this Section 6.1 shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall (together with Castle Brands and the Investors distributing their shares of Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Castle Brands and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Castle Brands to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No Investor other than an Investor who, together with its affiliates (within the meaning of Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), owns at least a majority of the outstanding capital stock of Castle Brands (on an as-converted basis, if applicable) shall be required to make any representations or warranties to or agreements with Castle Brands or the underwriters other than representations, warranties or agreements regarding such Investor and its ownership of the shares of capital stock being registered on its behalf and such Investor’s intended method of distribution and any other representation required by law. Notwithstanding any other provision of this Section 6.1.4, if the managing underwriter determines that marketing factors require a limitation of the number of shares of Registrable Securities to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting (up to the exclusion of all Registrable Securities), on a pro rata basis based on the total number of shares of capital stock of Castle Brands (including Registrable Securities) (on an as-converted basis) requested to be included in such registration. To facilitate the allocation of capital stock in accordance with the above provisions, Castle Brands or the underwriters may round the number of shares of Registrable Securities allocated to the Investor to the nearest 10 shares of Registrable Securities. If the Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Castle Brands and the managing underwriter.

6.1.5  Right to Terminate Registration. Castle Brands shall have the right to terminate or withdraw any registration initiated by it under this Section 6.1 prior to the effectiveness of such registration, whether or not the Investor has elected to include his Registrable Securities in such registration.

6.1.6  Registrable Securities. If at any time Registrable Securities are to be included in a registration pursuant to this Section 6.1, the securities to be registered shall be the Purchased Shares or Underlying Shares.

6.2  Expenses of Registration.

All registration and other related expenses incurred in connection with any registration pursuant to this Section 6, and the reasonable cost of one special legal counsel to represent all Investors, shall be borne by Castle Brands, except for Investor’s share of underwriter’s fees, if any.

6.3  Indemnification.

6.3.1  Indemnification by Castle Brands. To the extent permitted by law, Castle Brands will indemnify Investor within the meaning of the Securities Act with respect to which registration, qualification or compliance has been effected pursuant to this Section 6 against losses, claims, damages, liabilities, investigations, actions, proceedings and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary or summary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and Castle Brands will reimburse Investor for any legal and other expenses reasonably incurred by Investor in connection with investigating or defending any such loss, claim, liability, investigation, action or proceeding except insofar as the same was made in reliance upon and in conformity with written information furnished to Castle Brands by an instrument duly executed by Investor expressly stated for use therein (“Investor’s Information”) or such liability arises out of or is based on willful misconduct of Investor.

6.3.2  Indemnification by Investor. To the extent permitted by law, in connection with each registration relating to the disposition of the Purchased Shares or Underlying Shares by Investor pursuant to Section 6, Investor will indemnify Castle Brands, each of its directors, officers, agents, and any person who controls Castle Brands (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, investigations, actions, proceedings and expenses described in Section 6.1 above, but only with respect to untrue statements or omissions made in the registration statement, any preliminary or summary prospectus or the prospectus or any amendment or supplement thereto in reliance upon and in conformity with Investor’s Information; provided, however, that the liability of Investor for indemnification under this Section 6.3.2 shall not exceed the gross proceeds from the offering received by Investor, unless such liability arises out of or is based on the bad faith or willful misconduct of Investor.

6.3.3  Claims for Indemnification. Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall unless in the Indemnified Party’s reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party in respect of such claim, permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

6.3.4  Survival of Indemnification. The indemnification provided for under this Section 6 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party. The obligations of Castle Brands and Investor under this Section 6 shall survive the completion of any offering of registrable securities in a registration statement pursuant to this Warrant Agreement. The parties agree to make such provisions for contribution as are reasonably requested by the other party hereto, in the event indemnification is unavailable for any reason.

6.4  Information by Investor; Copies of Prospectus. Investor shall furnish to Castle Brands such information regarding itself, the Registrable Securities held by it and the distribution proposed by it as Castle Brands may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6. In connection with any such registration, Castle Brands shall furnish to Investor the registration statement and each amendment and supplement thereto and such other documents as Investor may reasonably request, and such numbers of copies as it may reasonably request, in order to facilitate the disposition of registrable securities owned by it, of any prospectus or preliminary or summary prospectus prepared in conformity with the Securities Act.

6.5  Obligations of Castle Brands. Whenever required under this Section 6 to effect the registration of any Purchased Shares or Underlying Shares pursuant to Section 6.1, Castle Brands shall, as soon as practicable:

6.5.1  Prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become effective and remain effective for at least 120 days.

6.5.2  Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for at least 120 days, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

6.5.3  Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions where an exemption is not available as shall be reasonably requested by Investor, to keep such registration or qualification in effect for so long as such registration statement remains in effect, provided that Castle Brands shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions.

6.5.4  Notify Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of Investor furnish to Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made.

6.5.5  Furnish, at the request of Investor, on the date that such securities are delivered to the underwriters for sale in connection with a registration pursuant to this Warrant Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion dated such date of the counsel representing Castle Brands for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Investor and (ii) a letter dated such date from the independent certified public accountants of Castle Brands in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Investor. Any opinion or letter given shall be subject to all of the qualifications, exceptions and conditions appropriate to the then existing circumstances.

6.5.6  Use its reasonable efforts to cause all registered shares to be listed on each securities exchange on which Castle Brands common stock is then listed.

6.6  Removal of Legend. After registration of the Purchased Shares and upon the reasonable request of Investor and at Castle Brands’ expense, Castle Brands shall take such reasonable actions as are necessary to remove the legends and restrictions on transfer established in this Warrant Agreement.

6.7  Certain Limitations. The Investor shall not have the right to participate in a registration under this Section 6 if the Investor receives a written opinion of counsel for Castle Brands, in substance and authorship acceptable to Investor, together with a confirming opinion of counsel selected by Investor, that Investor may make such transfer of all Registrable Securities (if applicable) in a public sale which will be in compliance with all applicable securities laws concerning transfer of non-registered securities. If the right to transfer Registrable Securities publicly is not available to the Investor as described in the preceding sentence, Investor will have the right to participate in a registration pursuant to the terms and conditions of this Section 6.

6.8  Termination of Rights. The rights of the Investor to cause Castle Brands to register securities under Section 6 shall terminate on April 6, 2008.

SECTION 7   TAX WITHHOLDING

If, in connection with the exercise of this Warrant Agreement or any sale, transfer or other disposition of any of the Purchased Shares acquired upon exercise of this Warrant Agreement, Castle Brands is required by applicable federal, state or local law to withhold any amount on account of employment, income or similar taxes, Investor agrees to pay to Castle Brands upon request the amount required to be withheld.

SECTION 8   MISCELLANEOUS

8.1  Transfer; Successors and Assigns. Except as the transferability of rights is expressly limited herein, the terms and conditions of this Warrant Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Warrant Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Warrant Agreement, except as expressly provided in this Warrant Agreement.

8.2  Titles and Subtitles. The titles and subtitles used in this Warrant Agreement are used for convenience only and are not to be considered in construing or interpreting this Warrant Agreement.

8.3  Notices. All notices, requests, demands or other communications required or permitted to be given under this Warrant Agreement shall be in writing, delivered to or sent by fax, or postage prepaid certified mail, addressed (a) if to Investor, at such address as such Investor shall have furnished to Castle Brands in writing, or (b) if to Castle Brands, at such address as Castle Brands shall have furnished in writing to Investor to the attention of the President. Any notice or other communication shall be deemed to be given at the expiration of the fifth (5th) day after the date of deposit in the United States mail. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party as provided in this Section 8.3.

8.4  Severability. If any provision of this Warrant Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Warrant Agreement shall not be in any way impaired.

8.5  Attorneys Fees. If any suit or action is filed by any party to enforce this Warrant Agreement or otherwise with respect to the subject matter of this Warrant Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the court or courts in which the suit or action, including any appeal therein, is tried, heard or decided. Attorneys fees shall include fees of paralegals and deposition expenses, and shall further include attorneys fees incurred by any party in connection with any bankruptcy or similar proceeding.

8.6  Governing Law and Venue. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any suit or action is filed by any party to enforce this Warrant Agreement or otherwise with respect to the subject matter of this Warrant Agreement, venue shall be in the federal or state courts in New York, New York, unless venue there would prevent the joining of appropriate third parties.

IN WITNESS WHEREOF, the parties have executed this Warrant Agreement as of the date first above written.

CASTLE BRANDS INC.,
a Delaware corporation

By:	/s/ Mark Andrews
Mark Andrews
Chairman and Chief Executive Officer

INVESTOR:

FROST NEVADA INVESTMENTS TRUST

By:	/s/ Phillip Frost
Name:	Phillip Frost, M.D.
Title:	Trustee